Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
(Not to Be Used For Signature Guarantee)
To Tender Shares of Class A Common Stock
Pursuant to the Offer to Purchase Dated November 12, 2026
by
PLAYSTUDIOS, INC.
of
Up to $15,000,000 of Shares of its Class A Common Stock
At a Purchase Price Not Less Than $4.30 Per Share and Not More Than $5.50 Per Share

THE TENDER OFFER AND THE PRORATION PERIOD EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 10, 2026, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED. WITHDRAWAL RIGHTS ARE DESCRIBED IN SECTION 4 OF THE OFFER TO PURCHASE.

As set forth in Section 3 of the Offer to Purchase, dated as of November 12, 2026 (as defined below), this form (this “Notice of Guaranteed Delivery”), or a form substantially equivalent to this form, must be used to accept the Tender Offer if certificates for shares of Class A common stock, $0.0001 par value per share, of PLAYSTUDIOS, Inc., a Delaware corporation (the “Company”), are not immediately available, the shares or any other required documents cannot be delivered to the Depositary before the Expiration Time, or the procedures for book-entry transfer cannot be completed on a timely basis. A properly completed and duly executed Notice of Guaranteed Delivery, including the guarantee by an Eligible Institution set forth below, must be received by the Depositary before the Expiration Time. This Notice of Guaranteed Delivery may be delivered by email or overnight mail to the Depositary at the contact information below. See Section 3 of the Offer to Purchase. Any terms that are capitalized but not defined herein have the meanings given to them in the Offer to Purchase.

The Depositary for the Tender Offer is:
Continental Stock Transfer & Trust Company

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:
Continental Stock Transfer & Trust Company 1 State Street, 30th Floor Attn: REORG TENDERS New York, NY 10004-1571	Continental Stock Transfer & Trust Company 1 State Street, 30th Floor Attn: REORG TENDERS New York, NY 10004-1571

By Email: reorg+playstudios@continentalstock.com

Delivery of this Notice of Guaranteed Delivery to an address or email address other than one specified above does not constitute valid delivery to the Depositary. Deliveries to the Company, the Dealer Manager, the Information Agent or the Book-Entry Transfer Facility do not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must cause the completed Notice of Guaranteed Delivery, including its guarantee, to be received by the Depositary before the Expiration Time and must deliver the shares and required documents within the period specified in the guarantee below. Delivery of shares may be made by certificates or confirmation of book-entry transfer, accompanied by a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or an Agent’s Message in the case of a DTC book-entry transfer, and any other required documents. Failure to satisfy the guarantee could result in financial loss to the Eligible Institution.

THE GUARANTEE BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to PLAYSTUDIOS, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of November 12, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the related Letter of Transmittal and the other materials filed as exhibits to the Issuer Tender Offer Statement on Schedule TO (collectively, as they may be amended or supplemented from time to time, the “Tender Offer Materials”), the receipt of which is hereby acknowledged, the number (indicated below) of shares of Class A common stock, $0.0001 par value per share (the “shares”) of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The terms and conditions set forth in the Tender Offer Materials collectively constitute the “Tender Offer.”

NUMBER OF SHARES BEING TENDERED HEREBY: ______ SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Pursuant to the Tender Offer,” the undersigned tenders his, her or its shares at the price checked. This action could result in none of the shares tendered hereby being purchased if the Purchase Price determined by the Company in accordance with the terms of the Tender Offer is less than the price checked below. A STOCKHOLDER WHO DESIRES A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES USING GUARANTEED DELIVERY MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AND SPECIFY THE NUMBER OF SHARES COVERED BY EACH NOTICE. Any subsequently delivered Letter of Transmittal or Agent’s Message must reflect the applicable price election, number of shares and any odd-lot or conditional-tender election specified in this Notice. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $4.30	☐ $4.40	☐ $4.50	☐ $4.60
☐ $4.70	☐ $4.80	☐ $4.90	☐ $5.00
☐ $5.10	☐ $5.20	☐ $5.30	☐ $5.40
☐ $5.50	—	—	—

-OR-

(2) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders his, her or its shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the Tender Offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the Tender Offer will be deemed to be tendered at the minimum price of $4.30 per share.

☐

The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration and priority provisions of the Tender Offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Tender Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $4.30 PER SHARE.

CHECK ONLY ONE PRICE-ELECTION BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE PRICE-ELECTION BOX IS CHECKED, OR IF NONE IS CHECKED, THE SHARES WILL NOT BE DEEMED PROPERLY TENDERED.

ODD LOTS

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Tender Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐

The minimum number of shares that must be purchased, if any are purchased, is: ____ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept shares conditionally tendered at or below the Purchase Price and not properly withdrawn by random lot, only if necessary to purchase the aggregate amount sought in the Tender Offer. However, to be eligible for purchase by random lot, the tendering stockholder must have properly tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned. Odd-lot holders tendering all their shares may not conditionally tender.
Certificate Nos. (if available):
If shares will be tendered by book-entry transfer: Name of Tendering Institution: ________
Account No.: ________

SIGN HERE

Signature(s)

Dated:_________, 2026

Please type or print:

(Name(s) of Stockholders)

(Address(es))

(Zip Code(s))

(Area Code(s) and Telephone No(s).)

(Taxpayer ID No(s). or Social Security No(s).)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”), hereby guarantees that (1) the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary’s account at the Book-Entry Transfer Facility, in any such case, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or an Agent’s Message in the case of a DTC book-entry transfer, and any other required documents, no later than the close of business on the first Nasdaq trading day following the Expiration Time.

The Eligible Institution that completes this form must cause the completed Notice of Guaranteed Delivery, including its guarantee, to be received by the Depositary before the Expiration Time and must deliver the shares and required documents within the period specified in the guarantee above. Delivery of shares may be made by certificates or confirmation of book-entry transfer, accompanied by a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or an Agent’s Message in the case of a DTC book-entry transfer, and any other required documents. Failure to satisfy the guarantee could result in financial loss to the Eligible Institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Area Code and Telephone No.)

Dated:_________, 2026

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.